Exhibit 99

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                         FORM 10-QSB SEPTEMBER 30, 2005

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended September 30, 2005:

      Net loss                                                      $       (21)
      Add: Cash from reserves                                                21
                                                                    -----------

      Cash Available for Distribution                               $        --
                                                                    ===========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2005:

               Entity Receiving             Form of
                 Compensation             Compensation              Amount
      ------------------------------  ----------------------  ------------------

                    None


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